                                                               Exhibit 4(c)(3)

         This Trust Supplement No. 1997-1C, dated as of September 25, 1997 (herein called the "Trust Supplement"), by and among Northwest Airlines Corporation, a Delaware corporation (the "Guarantor"), Northwest Airlines, Inc., a Minnesota corporation (the "Company"), and State Street Bank and Trust Company (the "Trustee"), to the Pass Through Trust Agreement, dated as of June 3, 1996, by and among the Guarantor, the Company and the Trustee (the "Basic Agreement").

                             W I T N E S S E T H:

         WHEREAS, the Basic Agreement, unlimited as to the aggregate principal amount of Certificates (unless otherwise specified herein, capitalized terms used herein without definition having the respective meanings specified heretofore in the Basic Agreement) which may be issued thereunder, has heretofore been executed and delivered;

         WHEREAS, each Owner Trustee, acting on behalf of its respective Owner Participant, will issue, on a non-recourse basis, Equipment Notes, among other things, to finance a portion of the purchase price of the aircraft purchased or to be purchased by such Owner Trustee and leased or to be leased to the Company pursuant to the related Lease;

         WHEREAS, pursuant to the terms and conditions of the Basic Agreement as supplemented by this Trust Supplement (the "Agreement"), the Trustee shall purchase such Equipment Notes issued by each Owner Trustee having the same interest rate as, and final maturity dates not later than the final Regular Distribution Date of, the Certificates issued hereunder and shall hold such Equipment Notes in trust for the benefit of the Certificateholders;

         WHEREAS, the Trustee hereby declares the creation of this Trust (the "1997-1C Trust") for the benefit of the Certificateholders, and the initial Certificateholders as the grantors of the 1997-1C Trust, by their respective acceptances of the Certificates, join in the creation of this 1997-1C Trust with the Trustee;

         WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized;

         WHEREAS, this Trust Supplement is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions;

         NOW THEREFORE, in consideration of the premises herein, it is agreed by and among the Guarantor, the Company and the Trustee as follows:

                                   ARTICLE I
                                THE CERTIFICATES

         Section 1.01. The Certificates. There is hereby created a series of Certificates to be issued under the Agreement to be distinguished and known as "Pass Through Certificates, Series 1997-1C" (hereinafter defined as the "Series 1997-1C Certificates"). Each Series 1997-1C Certificate represents a Fractional Undivided Interest in the 1997-1C Trust created hereby.

         The terms and conditions applicable to the Series 1997-1C Certificates are as follows:

         (a) The aggregate principal amount of the Series 1997-1C Certificates that shall be authenticated under the Agreement (except for Series 1997-1C Certificates authenticated and delivered pursuant to Sections 3.03, 3.04 and 3.05 of the Basic Agreement) upon their initial issuance is $23,462,000.

         (b) The Cut-off Date is the earlier of (i) August 31, 1998 or, with respect to two Prefunded Aircraft (as defined herein) scheduled to be delivered in October and November 1997, June 15, 1998 and (ii) the 90th day after the last day of the calendar month in which such Prefunded Aircraft is delivered to the Company.

         (c) The Regular Distribution Dates with respect to any payment of Scheduled Payments means each January 2 and July 2, commencing on January 2, 1998, until payment of all of the Scheduled Payments to be made under the Equipment Notes has been made.

         (d) The Special Distribution Dates are as follows: (i) when used with respect to the redemption or purchase of any Equipment Notes, the day (which shall be a Business Day) on which such redemption or purchase is scheduled to occur pursuant to the terms of the applicable Indenture and
    (ii) when used with respect to a Special Payment other than as described in clause (i) above, 10 days after the last date on which the Trustee must give notice pursuant to Section 4.02(c) of the Basic Agreement (or the next Business Day after such 10th day if such date is not a Business Day).

         (e) (i) The Series 1997-1C Certificates shall be in the form attached hereto as Exhibit A. Each purchaser of Series 1997-1C Certificates, by its acceptance of such Certificate or its interest therein, will be deemed to represent and warrant to and for the benefit of each Owner Participant and the Company that either (x) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or of entities which may be deemed to hold such plans, have not been used to purchase Series 1997-1C Certificates or (y) one or more prohibited transaction statutory or administrative exemptions applies such that the use of such plan assets to purchase and hold such Certificates will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

         (ii)  The Series 1997-1C Certificates shall be Book-Entry
    Certificates and shall be subject to the conditions set forth in the Letter of Representations among the Guarantor, the Company and the Clearing Agency attached hereto as Exhibit B.

         (f) The Scheduled Payments of principal shall be as set forth in Exhibit C hereto.

         (g) A portion of the proceeds of the Series 1997-1C Certificates shall be used to purchase the Equipment Notes in the principal amount specified below and the unused portion of such proceeds shall be deposited in the Escrow Account to be applied as set forth in the Agreement:

                                          Principal Amount
         Registration Number              of Equipment Note
         -------------------              -----------------
              N501XJ                         $1,931,250
              N502XJ                          1,931,250
              N503XJ                          1,931,250
              N504XJ                          1,931,250
              N505XJ                          1,931,250
              N506XJ                          1,931,250
              N507XJ                          1,964,000
              N508XJ                          1,968,000
              N509XJ                          1,980,000
              N510XJ                          1,984,000
              N511XJ                          1,988,000
              N512XJ                          1,990,500

         (h) Each Owner Trustee, acting on behalf of its respective Owner Participant, will issue on a non-recourse basis, the Equipment Notes, the proceeds of which shall be used, among other things, to finance a portion of the purchase price to such Owner Trustee of the following Aircraft:

    Registration Number          Aircraft Type       Engine Type
    -------------------          -------------       -----------
          N501XJ                   Avro RJ85(1)       LF-507-1F(2)
          N502XJ                   Avro RJ85          LF-507-1F
          N503XJ                   Avro RJ85          LF-507-1F
          N504XJ                   Avro RJ85          LF-507-1F
          N505XJ                   Avro RJ85          LF-507-1F
          N506XJ                   Avro RJ85          LF-507-1F
          N507XJ                   Avro RJ85          LF-507-1F
          N508XJ                   Avro RJ85          LF-507-1F
          N509XJ                   Avro RJ85          LF-507-1F
          N510XJ                   Avro RJ85          LF-507-1F
          N511XJ                   Avro RJ85          LF-507-1F
          N512XJ                   Avro RJ85          LF-507-1F

         (i)  The related Note Documents are listed on Exhibit D.

         Section 1.02. Intercreditor Agreement. The Series 1997-1C Certificates are subject to the Intercreditor Agreement.

         Section 1.03. Ranking of Equipment Notes. The Equipment Notes will be subject to the ranking and priority as set forth in the related Indenture.

         Section 1.04. No Cross-Default or Cross- Collateralization of Equipment Certificates. As set forth in the related Indenture, there are no cross-collateralization provisions or cross-default provisions in respect of the Equipment Notes.


-----------------

(1) The reference to "Avro RJ85" means the British Aerospace Avro RJ85 airplane.

(2)  The reference to "LF-507-1F" means the AlliedSignal LF-507-1F engine.

         Section 1.05. Ranking of Series 1997-1C Certificates. The Series 1997-1C Certificates will be subject to the ranking and priority as set forth in the Intercreditor Agreement.

         Section 1.06. Liquidity Facility. Payments of interest on the Series 1997-1C Certificates will be supported by a Liquidity Facility to be provided by the Liquidity Provider for the benefit of the Certificateholders.

         Section 1.07. Purchase Rights of Certificateholders. Upon the occurrence and during the continuation of a Triggering Event, as defined in the Basic Agreement, (i) the holders of Certificates issued pursuant to the 1997-1B Trust Supplement shall have the right to purchase all, but not less than all, of the Series 1997-1A Certificates and (ii) the holders of Certificates issued pursuant to the 1997-1C Trust Supplement shall have the right to purchase all, but not less than all, of the Series 1997-1A Certificates and the Certificates issued pursuant to the 1997-1B Trust Supplement.


                                  ARTICLE II
                           PREDELIVERY FUNDING AND
                             STATEMENT OF INTENT

         Section 2.01. Predelivery Funding. During the period between the date of issuance of Equipment Notes by the Owner Trustee in respect of NWA Trust Nos. NWA 1997 G, NWA 1997 H, NWA 1997 I, NWA 1997 J, NWA 1997 K and NWA 1997 L, and the earliest to occur of (i) the date of sale to an Owner Trustee of the related Aircraft, (ii) the date of assumption by the Company of the Equipment Notes and (iii) the date of redemption of the Equipment Notes under
Section 2.10(c), 2.10(d) and 2.10(e) of the Indenture, such Equipment Notes will not be secured by such Aircraft or the related Lease, but will be secured by the Prefunding Collateral Account. Pursuant to the related Indenture, the Loan Trustee on behalf of the related Owner Trustee will deposit the proceeds from the sale of the related Equipment Notes into the Prefunding Collateral Account for the benefit of the Loan Trustee.

         Sums deposited in each Prefunding Collateral Account will be invested as set forth in the related Indenture.

         Section 2.02. Statement of Intent. Each of the parties hereto, and each Certificateholder by acceptance of its Series 1997-1C Certificate, agrees for Federal income tax purposes to treat the Equipment Notes issued by the Owner Trustee in respect of NWA Trust Nos. NWA 1997 G, NWA 1997 H, NWA 1997 I, NWA 1997 J, NWA 1997 K and NWA 1997 L(a) on the date of their original issuance as indebtedness of the Company maturing on the earliest of
(i) the Delivery Date, (ii) the date of assumption by the Company of the Equipment Notes or (iii) the date of redemption of the Equipment Notes under
Section 2.10(c), 2.10(d)
or 2.10(e) of the Indenture and (b) thereafter, as indebtedness of the Owner Trustee in the case of clause (a)(i) or of the Company in the case of clause
(a)(ii), issued on the respective date and maturing on the maturity date of the Equipment Notes.

                                 ARTICLE III
                                 DEFINITIONS

         Section 3.01. Definitions. For all purposes of the Basic Agreement as supplemented by this Trust Supplement, the following capitalized terms have the following meaning:

         Intercreditor Agreement: Means the Intercreditor Agreement dated as of the date hereof by and among the Trustee, the Other Trustees, the Liquidity Providers named therein and State Street Bank and Trust Company of Connecticut, National Association, as Subordination Agent.

         Other Agreements: Means (i) the Basic Agreement as supplemented by Trust Supplement No. 1997-1A (the "1997-1A Trust Supplement") dated the date hereof relating to Northwest Airlines 1997-1A Pass Through Trust and
    (ii) the Basic Agreement as supplemented by Trust Supplement No. 1997-1B (the "1997-1B trust Supplement") dated the date hereof relating to Northwest Airlines 1997-1B Pass Through Trust.

         Other Trustees: Means the trustee under the Other Agreements, and any successor or other trustee appointed as provided therein.

         Prefunded Aircraft: Means the six Aircraft which are expected to be sold to the Owner Trustee during the period from October 1997 to November 1998.

         Prefunding Collateral Account: Means each of the Prefunding Collateral Accounts established pursuant to the Indentures for each of NWA 1997 G, NWA 1997 H, NWA 1997 I, NWA 1997 J, NWA 1997 K and NWA 1997 L into which the proceeds of sale of the related Equipment Notes will be deposited, respectively.

         Specified Investments: has the meaning set forth in Schedule II to the Participation Agreements.

         Trust Property: Means (i) the Equipment Notes held as the property of the Trust and all monies at any time paid thereon and all monies due and to become due thereunder, (ii) funds from time to time deposited in the Escrow Account, the Certificate Account and the Special Payments Account, and
    (iii) all rights of the Trust and the Trustee, on behalf of the Trust, under the Intercreditor Agreement, and the Liquidity Facility, including, without limitation, all rights to receive certain payments thereunder, and all monies paid to the Trustee on behalf of the Trust pursuant to the Intercreditor Agreement or the Liquidity Facility.

         Trusts: Means, collectively, the Northwest Airlines 1997-1 Pass Through Trusts to be formed pursuant to the Basic Agreement, as supplemented by this Trust Supplement and the Other Agreements.

         Underwriters: Means the several Underwriters named in and who are parties to the Underwriting Agreement.

         Underwriting Agreement: Means the Underwriting Agreement dated as of September 16, 1997 by and among the Company, the Guarantor, Credit Suisse First Boston Corporation, Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated.


                                  ARTICLE IV
                                  THE TRUSTEE

         Section 4.01. The Trustee. The Trustee is hereby directed to execute and deliver the Intercreditor Agreement on or prior to the Issuance Date in the form delivered to the Trustee by the Company. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement or the due execution hereof by the Guarantor or the Company, or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

         Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed by the Trustee by reason of this Trust Supplement other than as set forth in the Basic Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Basic Agreement, upon the effectiveness thereof, as fully to all intents as if the same were herein set forth at length.

         The Trustee represents and warrants that the Intercreditor Agreement will be duly executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

                                  ARTICLE V
                           MISCELLANEOUS PROVISIONS


         Section 5.01. Basic Agreement Ratified. Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument.

         Section 5.02. GOVERNING LAW. THIS TRUST SUPPLEMENT AND THE SERIES 1997-1C CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         Section 5.03. Execution in Counterparts. This Trust Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the Guarantor, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized, as of the day and year first written above.

                                  NORTHWEST AIRLINES, INC.


                                  By:
                                       --------------------------------------
                                       Name:
                                       Title:


                                  NORTHWEST AIRLINES CORPORATION,
                                    as Guarantor


                                  By:
                                       ---------------------------------------
                                       Name:
                                       Title:


                                  STATE STREET BANK AND TRUST
                                     COMPANY, as Trustee


                                  By:
                                       ---------------------------------------
                                       Name:
                                       Title:

                                  EXHIBIT A

                            FORM OF CERTIFICATE

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch the registered owner hereof, Cede & Co., has an interest herein.

         Any person acquiring this Certificate by its acceptance hereof or its interest herein, will be deemed to represent and warrant to and for the benefit of each Owner Participant and the Company that either (i) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or of a plan subject to
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or of entities which may be deemed to hold such plans, have not been used to purchase this Certificate or (ii) one or more prohibited transaction statutory or administrative exemptions applies such that the use of such plan assets to purchase and hold this Certificate will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

                 NORTHWEST AIRLINES 1997-1C PASS THROUGH TRUST

                                Pass Through
                        Certificate, Series 1997-1C

                     Issuance Date: September 25, 1997

                Final Legal Distribution Date: July 2, 2008

     Evidencing A Fractional Undivided Interest In the 1997-1C Trust, The Property Of Which Includes Certain Equipment Notes Each Secured By An Aircraft Leased To Northwest Airlines, Inc. Or A Collateral Account Holding Specified Investments Purchased With The Proceeds Of The Sale Of Such Issue Of Equipment Notes

Certificate
No. _____          $________ Fractional Undivided Interest representing
                   0.__% of the Trust per $1,000 of Reference Principal
                   Amount

         THIS CERTIFIES THAT _______________, for value received, is the registered owner of a Fractional Undivided Interest in the amount of $_______ (the "Reference Principal Amount") in the Northwest Airlines 1997-1C Pass Through Trust (the "Trust") created by State Street Bank and Trust Company, as trustee (the "Trustee"), pursuant to a Pass Through Trust Agreement, dated as of June 3, 1996 (the "Basic Agreement"), by and among the Trustee, Northwest Airlines Corporation, a Delaware corporation (the "Guarantor"), and Northwest Airlines, Inc., a Minnesota corporation (the "Company"), as supplemented by Trust Supplement No. 1997-1C thereto, dated as of September 25, 1997 (collectively, the "Agreement"), by and among the Trustee, the Guarantor and the Company, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "Pass Through Certificates, Series 1997-1C" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement and the Intercreditor Agreement, to which Agreement the Certificateholder of this Certificate by virtue of the acceptance hereof assents and by which such Certificateholder is bound. The property of the Trust includes certain Equipment Notes and all rights of the Trust to receive payments under the Intercreditor Agreement and the Liquidity Facility (the "Trust Property"). Each issue of the Equipment Notes is secured by a security interest in (A) the Aircraft leased to the Company or (B) a collateral account holding Specified Investments purchased with the proceeds of the sale of such issue of the Equipment Notes.

         Each of the Certificates represents a Fractional Undivided Interest in the Trust and the Trust Property and has no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto. The undivided percentage interest in the Trust represented by each of this Certificate (as specified above) and the other Pass Through Certificates, Series 1997-1C, was determined on the basis of (x) the aggregate of the Reference Principal Amount of this Certificate (as specified above) and of the other Pass Through Certificates, Series 1997-1C and (y) the aggregate original principal amounts of the Equipment Notes constituting the Trust Property.

         Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, from funds then available to the Trustee, there will be distributed on each January 2 and July 2 (a "Regular Distribution Date"), commencing January 2, 1999 to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and no interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

         Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

         The Certificates do not represent an obligation of, or an obligation guaranteed by, or an interest in, the Guarantor, the Company or the Trustee or any affiliate thereof. The Certificates are limited in right or payment, all as more specifically set forth herein and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Guarantor or the Company and the rights of the Certificateholders under the Agreement at any time by the Guarantor, the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interests and integral multiples thereof. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

         THE AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS OF THE STATE OF NEW YORK.

         Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                      NORTHWEST AIRLINES 1997-1C
                                        PASS THROUGH TRUST

                                      By:  STATE STREET BANK AND
                                             TRUST COMPANY, as Trustee


                                      By:  Mark D. Powers
                                           ----------------------------------
                                           Name:   Mark D. Powers
                                           Title:  Vice President-Finance &
                                                   Assistant Treasurer



              FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Certificates referred to in the within-mentioned Agreement.

STATE STREET BANK AND TRUST
  COMPANY, as Trustee


By: /s/ Donald E. Smith
    ----------------------------------
    Name:  Donald E. Smith
    Title: Vice President

                                  EXHIBIT B


                        DTC Letter of Representations

                                SERIES 1997-1C

                           REGULAR DISTRIBUTION DATES
                                      AND
                               SCHEDULED PAYMENTS


Regular Distribution Date                      Scheduled Payment
-------------------------                      -----------------
January 2, 1999                                   $         0.00
July 2, 1999                                                0.00
January 2, 1999                                       545,822.78
July 2, 1999                                                0.00
January 2, 2000                                       275,769.00
July 2, 2000                                                0.00
January 2, 2001                                       428,323.02
July 2, 2001                                                0.00
January 2, 2002                                     3,430,384.10
July 2, 2002                                          800,335.74
January 2, 2003                                     4,413,586.16
July 2, 2003                                                0.00
January 2, 2004                                     5,319,923.93
July 2, 2004                                        1,183,942.32
January 2, 2005                                     4,176,681.87
July 2, 2005                                          570,094.19
January 2, 2006                                     2,086,736.55
July 2, 2006                                          103,301.50
January 2, 2007                                       127,098.84
July 2, 2007                                                0.00
January 2, 2008                                             0.00
July 2, 2008                                                0.00
January 2, 2009                                             0.00
July 2, 2009                                                0.00
January 2, 2010                                             0.00
July 2, 2010                                                0.00
January 2, 2011                                             0.00
July 2, 2011                                                0.00
January 2, 2012                                             0.00

Regular Distribution Date                      Scheduled Payment
-------------------------                      -----------------
July 2, 2012                                                0.00
January 2, 2013                                             0.00
July 2, 2013                                                0.00
January 2, 2014                                             0.00
July 2, 2014                                                0.00
January 2, 2015                                             0.00
July 2, 2015                                                0.00
July 2, 2016                                                0.00

                                   EXHIBIT D

                                NOTE DOCUMENTS